Exhibit 4.1

Execution Version

Teligent, Inc.

(Company)

The Subsidiary Guarantors named herein

(Subsidiary Guarantors)

Wilmington Trust, National Association

(Trustee and Collateral Agent)

9.5% Series C Senior Secured Convertible Notes due 2023

INDENTURE

Dated as of July 20, 2020

Execution Version

Table of Contents

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INDENTURE, dated as of July 20, 2020, between Teligent, Inc., a Delaware corporation, as issuer (the “Company”), Teligent Pharma, Inc., a Delaware corporation, IGEN, Inc., a Delaware corporation, Teligent OÜ, registry code 12939544, a private limited company organized in Tallinn, Republic of Estonia, Teligent Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, and Teligent Canada Inc., a company formed in the province of British Columbia, as the initial Subsidiary Guarantors, and Wilmington Trust, National Association, initially as trustee, collateral agent, conversion agent, registrar and paying agent (in such capacities, and subject to the provisions herein for replacements or successors for such parties, the “Trustee”, “Collateral Agent”, “Conversion Agent”, “Registrar” and “Paying Agent”, respectively).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture (this “Indenture”); and

WHEREAS, the Company previously duly authorized the creation of an issue of the Company’s 4.75% Convertible Senior Notes due 2023 (the “Existing Series A Notes”), having the terms, tenor, amount and other provisions set forth in an Indenture, dated as of May 1, 2018, by and between the Company and Wilmington Trust, National Association (the “Existing Series A 2023 Indenture”); and

WHEREAS, the Company previously duly authorized the creation of an issue of the Company’s 7.0% Cash/8.0% PIK Series B Senior Unsecured Convertible Notes due 2023 (the “Existing Series B Notes” and, together with the Existing Series A Notes, the “Existing 2023 Notes”), having the terms, tenor, amount and other provisions set forth in an Indenture, dated as of October 31, 2019, by and between the Company and Wilmington Trust, National Association (the “Existing Series B 2023 Indenture”); and

WHEREAS, the Company and certain holders of the Existing 2023 Notes desire that such holders exchange their outstanding Existing 2023 Notes for Notes (such Notes issued in exchange for Existing 2023 Notes, as well as Notes issued upon the registration of transfer of such Notes or in exchange for such Notes or in lieu of such Notes, the “Exchange Notes”); and

WHEREAS, the Company desires to sell additional Notes to purchasers for cash (the “Cash Notes”); and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company and Subsidiary Guarantors, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

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Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01        Definitions and References.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule or Exhibit are to this Indenture except as herein otherwise expressly provided.

“Act” has the meaning specified in Section 1.03.

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 5.08 or Section 6.03, as applicable.

“Additional Restricted Ownership Person” has the meaning specified in Section 4.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(b).

“Agent” means any Paying Agent, Registrar, Conversion Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

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“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York or the place of payment are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Cash Settlement” has the meaning specified in Section 4.03(a).

“Change in Control” means an event that will be deemed to have occurred at the time, after the first date of original issuance for the Notes, any of the following occurs:

(i)                 any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing 50% or more of the total voting power of the Company’s Common Equity, or has the power, directly or indirectly, to elect a majority of the members of the Company’s Board of Directors;

(ii)                the Company consolidates with, enters into a binding share exchange, merger or similar transaction with or into another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated assets of the Company, or any Person consolidates with, or merges with or into, the Company; provided, that any merger, binding share exchange, consolidation or similar transaction pursuant to which the Persons that “beneficially owned,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Common Equity immediately prior to such transaction “beneficially own,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change in Control”; or

(iii)               the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

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provided that, notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (ii) of this definition of “Change in Control” above (excluding cash payments for any fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on a Permitted Exchange, or will be so traded immediately following such transaction, and as a result therefrom, such consideration becomes the Reference Property for the Notes.

If any transaction in which the Common Stock is replaced by the Reference Property comprised of securities of another entity occurs, following completion of any related Fundamental Change Purchase Date, references to the Company in this definition of “Change in Control” will apply to such other entity instead.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock for any day, as determined by the Company, means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) at 4:00 p.m. New York City time on that day as reported in composite transactions for the Exchange, or if the Common Stock is not listed on the Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. New York City time on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Collateral” means any and all assets in which the Company or any Grantor Subsidiary grants or purports to grant a Lien in favor of the Collateral Agent as security for the Obligations.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, in its capacity as the “Collateral Agent” for the Secured Parties, until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Combination Settlement” has the meaning specified in Section 4.03(a).

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

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“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers, and delivered to the Trustee.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Conversion Agent” has the meaning specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date occurs prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 360.0334 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

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“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at 1100 North Market Street, Wilmington, Delaware 19890, Attn: Teligent, Inc. 2023 Notes Administrator, or such other address in the continental United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each VWAP Trading Day during any Conversion Period, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for any conversion of Notes, the applicable Specified Dollar Amount divided by 20.

“Daily Net Share Number” means, for each $1,000 principal amount of Notes surrendered for conversion, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, a number of shares of Common Stock equal to (A) the greater of (x) the difference between the Daily Conversion Value for such VWAP Trading Day and the Daily Measurement Value and (y) zero, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily Settlement Amount” for each $1,000 principal amount of Notes surrendered for conversion, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, will consist of: (i) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Measurement Value, (x) a cash payment of the Daily Measurement Value; and (y) a number of shares of Common Stock equal to the Daily Net Share Number for such VWAP Trading Day; or (ii) if the Daily Conversion Value for such VWAP Trading Day is less than or equal to the Daily Measurement Value, a cash payment equal to the Daily Conversion Value.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property), in respect of any VWAP Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “TLGT Equity AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of the Common Stock (or other Reference Property) on such VWAP Trading Day as determined in good faith by the Board of Directors or a duly authorized committee thereof in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

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“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Domestic Holding Company” any Subsidiary (other than a Foreign Subsidiary) substantially all of the assets of which consist of equity interests in one or more foreign Subsidiaries.

“Effective Date” means, with respect to a Fundamental Change, the date such Fundamental Change occurs or becomes effective.

“Enforcement Action” means any action or decision taken in connection with the exercise of remedial rights of the Holders of the Notes and the Trustee and/or Collateral Agent, representing the interests of the Holders of the Notes (including in respect of the Collateral pursuant to the Security Documents) following the occurrence and during the continuation of an Event of Default.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Note” or “Exchange Notes” has the meaning specified in the fourth paragraph of the Recitals of this Indenture.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c), the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange” means The Nasdaq Global Select Market or its successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Subsidiary” shall mean (i) any Foreign Subsidiary or Domestic Holding Company, in each case, solely to the extent that the inclusion of such Person as a Subsidiary Guarantor may result (or may be reasonably likely to result) in adverse tax consequences to the Company and its Subsidiaries, taken as a whole, as determined in good faith by the Company and (ii) each Immaterial Subsidiary. For the avoidance of doubt, none of Teligent OU, a private limited company organized in Tallin, Republic of Estonia, Teligent Luxembourg S.a.r.l., a société a responsabilité limitée formed in Luxembourg, and Teligent Canada, Inc. a company formed in the province of British Columbia, shall constitute Excluded Subsidiaries.

“Exempt Issuance” means the Company’s issuance of (a) shares of Common Stock or options to employees, officers, directors, consultants or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) securities upon the exercise or exchange of or conversion of (i) any Notes and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the date of this Indenture, provided that such securities have not been amended since the date of this Indenture to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, or (ii) any notes or other securities issued in exchange for the securities described in clause (i), (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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“Existing Notes” shall mean the Existing 2023 Notes as such Existing 2023 Notes may be amended or modified from time to time in accordance with the Existing Series A 2023 Indenture or Existing Series B 2023 Indenture, as applicable.

“Foreign Subsidiary” means each Subsidiary of the Company other than a Subsidiary that is organized under the laws of the United States, any state, territory, protectorate or commonwealth thereof, or the District of Columbia.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Trade Date” means either (i) in the case of Cash Notes, the date that is one year after the Last Original Issuance Date or (ii) in the case of Exchange Notes (other than Unrestricted Exchange Notes), the date that is one year after the Last Original Issuance Date as defined in the Existing Series B 2023 Indenture.

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(a).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(a)(i).

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“Fundamental Change Purchase Price” has the meaning specified in Section 3.01.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Grantor Subsidiaries” means Teligent Pharma, Inc., a Delaware corporation, IGEN, Inc., a Delaware corporation, Teligent Canada Inc., a company formed in the province of British Columbia, and each Person that becomes a party to this Indenture after the Initial Issue Date pursuant to Article 12.

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date, entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Obligations.

“Hedging Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Holder” means the Person in whose name a Note is registered in the Register.

“Immaterial Subsidiary” shall mean each Subsidiary of the Company or group of Subsidiaries of the Company (i) the consolidated total assets of which are less than 2.5% of the assets of the Company and its Subsidiaries and (ii) the consolidated EBITDA of which is less than 2.5% of the consolidated EBITDA of the Company and its Subsidiaries.

“Increased Interest Election” means an election by the Holders of a majority in aggregate principal amount of the Outstanding Notes to receive increased interest as described in Section 2.14 in lieu of the Company’s obligations to continue to seek the Nasdaq Change of Control Approval as described in Section 4.01(c)(iv), which election (i) must be made in writing and delivered to the Company and the Trustee and (ii) may be made at any time after October 31, 2020 if, and only if, the Nasdaq Change of Control Approval has not been obtained as of the date of such election.

“Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)	all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)	the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) available under all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(iii)	the Hedge Termination Value of all Hedging Obligations of such Person;

(iv)	all obligations of such Person to pay the deferred purchase price of property or services, including earn-out obligations (other than (A) trade accounts payable in the ordinary course of business and (B) to the extent such obligation is not due at any time prior to the date that is six months after the Maturity Date, any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(v)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

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(vi)	shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(vii)	all obligations of such Person in respect of Disqualified Capital Stock (as defined in the Senior Credit Facilities or any similarly defined term therein); and

(viii)	all Guarantee Obligations of such Person in respect of any of the foregoing.

provided, that Indebtedness shall not include (A) prepaid or deferred revenue arising in the ordinary course of business, (B) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset and (C) endorsements of checks or drafts arising in the ordinary course of business.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indenture Documents” means this Indenture, the Notes, the Security Documents, the Subsidiary Guarantees included in this Indenture, and any other instrument or agreement entered into, now or in the future, by the Company, any Subsidiary Guarantor and/or any Grantor Subsidiary, on the one hand, and the Collateral Agent and/or Trustee, on the other hand, in connection with the Indenture.

“Initial Issue Date” means the Issue Date of the first Notes to be issued under this Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Stockholder Meeting Date has the meaning specified in Section 4.01(c)(iv).

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each March 1 and September 1 of each year, beginning on September 1, 2020.

“Intra-Group Liabilities” has the meaning specified in Section 12.02(b).

“Issue Date” means, with respect to any Notes, the date the Notes are originally issued as set forth on the face of the Notes under this Indenture.

“Largest Stockholder” as of any given time means the stockholder(s) of the Company that then beneficially owns (including any shares beneficially owned by member of any group of which such stockholder is a member and otherwise calculated in accordance with Section 4.01(c)) the largest number of shares of the Company’s Common Stock.

“Last Original Issuance Date” means the last date of original issuance of the Initial Notes.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

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Execution Version

“Luxembourg Subsidiary Guarantor” has the meaning specified in Section 12.02(a).

“Mandatory Conversion” has the meaning specified in Section 4.01(d).

“Mandatory Conversion Date” has the meaning specified in Section 4.01(d).

“Mandatory Conversion Notice” has the meaning specified in Section 4.01(d).

“Mandatory Conversion Price Condition” means a condition that will be deemed to have been satisfied:

(i) during the period from January 1, 2022 until June 30, 2022, from and after the first time that the Closing Sale Prices of the Common Stock, for at least 20 Trading Days in any period of 30 consecutive Trading Days, is greater than 200% of the Conversion Price then in effect;

(ii) during the period from July 1, 2022 until December 31, 2022, from and after the first time that the Closing Sale Prices of the Common Stock, for at least 20 Trading Days in any period of 30 consecutive Trading Days, is greater than 175% of the Conversion Price then in effect; or

(iii) during the period from January 1, 2023 until March 30, 2023, from and after the first time that the Closing Sale Prices of the Common Stock, for at least 20 Trading Days in any period of 30 consecutive Trading Days, is greater than 150% of the Conversion Price then in effect.

“Master Agreement” has the meaning specified in the definition of “Hedging Transaction” under this Section 1.01.

“Market Disruption Event” means, if the Common Stock is listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means March 30, 2023.

“Merger Event” has the meaning specified in Section 4.07(a).

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the Company or any Grantor Subsidiary and the Collateral Agent for the benefit of the Holders in respect of any Real Property owned by the Company or any Grantor Subsidiary, in such form as agreed between the Company or any Grantor Subsidiary and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean each parcel of Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Article 13.

“Nasdaq Change of Control Approval” has the meaning specified in Section 4.01(c).

“Nasdaq Change of Control Cap” shall mean, as of any given time and with respect to any given Holder, and calculated in accordance with Section 4.01(c), the greater of (i) 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by such Holder and (ii) that percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by such Holder as then held by the Largest Shareholder.

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Execution Version

“Net Assets” has the meaning specified in Section 12.02(a)(i).

“Non-Affiliate Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture. Except as otherwise specified herein, including Article 4, for all purposes of this Indenture the term “Notes” shall include the Initial Notes and any PIK Interest Notes, all references to “principal amount” of the Notes shall include any increase in the principal amount thereof in respect of PIK Interest paid in accordance with the terms of this Indenture, and all such Notes shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Obligations” means (a) obligations of the Company and the Subsidiary Guarantors from time to time to pay (and otherwise arising under or in respect of the due and punctual payment of) (i) principal, interest (including Additional Interest and interest accruing during the pendency of any bankruptcy, insolvency, reorganization or similar proceeding, regardless of whether allowed or allowable in such proceeding) and all other obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes issued hereunder and the other Indenture Documents (including, without limitation, any applicable premium) when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, reorganization or similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the Subsidiary Guarantors under this Indenture, the other Indenture Documents, and the Subordination Agreement, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company and the Subsidiary Guarantors under or pursuant to this Indenture, the other Indenture Documents, and the Subordination Agreement.

“Offer Expiration Date” has the meaning specified in Section 4.04(e).

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) or any Director of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

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Execution Version

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, who is reasonably satisfactory to the Trustee.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date, on a Fundamental Change Purchase Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay or repurchase all of the Notes then to be paid or repurchased and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company will be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Paying Agent” means, initially, the Trustee or any Person authorized by the Company in the future to pay the principal amount of, any premium on, interest on or the Fundamental Change Purchase Price of any Notes on behalf of the Company.

“Permitted Exchange” has the meaning specified in the definition of “Termination of Trading” under this Section 1.01.

“Permitted Lien” has the meaning specified in Section 5.15.

“Permitted Refinancing Indebtedness” shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness of the Company or any of its Subsidiaries permitted hereunder (the “Refinanced Indebtedness”); provided, that the original principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness does not exceed the principal amount of such Refinanced Indebtedness plus the amount of any interest, premiums or penalties required to be paid thereon plus fees and expenses associated therewith.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PIK Interest” has the meaning specified in Section 2.15.

“PIK Interest Note” has the meaning specified in Section 2.15.

“PIK Payment” has the meaning specified in Section 2.15.

“Physical Notes” means permanent, non-global certificated Notes in definitive, fully registered form issued in minimum denominations of $1.00 principal amount and integral multiples of $1.00 in excess thereof.

“Physical Settlement” has the meaning specified in Section 4.03(a).

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Execution Version

“primary obligor” has the meaning specified in the definition of “Guarantee Obligations” under this Section 1.01.

“Real Property” shall mean, with respect to any Person, all right, title and interest of such Person (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 4.07(a).

“Refinanced Indebtedness” has the meaning specified in the definition of “Permitted Refinancing Indebtedness” under this Section 1.01.

“Register” and “Registrar” have the respective meanings specified in Section 2.06.

“Regular Record Date” means, with respect to any Interest Payment Date, February 15 (whether or not a Business Day) or August 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Distribution” has the meaning specified in Section 4.04(c).

“Reporting Event of Default” has the meaning specified in Section 6.03.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department (or any other successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning specified in Section 2.08(b)(i).

“Restricted Note” has the meaning specified in Section 2.07(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

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Execution Version

“Restricted Ownership Percentage” has the meaning specified in Section 4.01(c).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a “Business Day.”

“Secured Parties” means, collectively, the Collateral Agent, the Trustee and the Holders.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreements” means, collectively, that certain Pledge and Security Agreement dated as of even date hereof by and among the Collateral Agent, the Company, Teligent Pharma, Inc., a Delaware corporation, and IGEN, Inc., a Delaware corporation, and (ii) that certain Pledge and Security Agreement dated as of even date hereof by and among the Collateral Agent, the Company and Teligent Canada Inc., a company formed in the province of British Columbia, each as amended, restated, modified and/or supplemented in accordance with the provisions hereof.

“Security Documents” means the Security Agreements, any Mortgage and all other security and/or other collateral documents entered into in connection with the Indenture and the Notes, as amended, restated, modified and/or supplemented in accordance with the provisions hereof, including, but not limited to, the mortgage documents described in Section 13.02.

“Senior Secured Credit Facility” means each of (i) that certain First Lien Revolving Credit Agreement dated as of December 18, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and ACF Finco I LP, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time, (ii) that certain Second Lien Credit Agreement dated as of December 18, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time, and (iii) any Permitted Refinancing Indebtedness thereof. “Senior Secured Credit Facilities” shall mean all of the foregoing collectively.

“Settlement Amount” has the meaning specified in Section 4.03(a)(iii).

“Settlement Election” has the meaning specified in Section 4.03(a)(i).

“Settlement Election Notice” has the meaning specified in Section 4.03(a)(i).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to be elected) by the Company in accordance with Section 4.03(a)(i).

“Settlement Method Election Date” has the meaning specified in Section 4.03(a)(i).

“Significant Subsidiary” means, with respect to any Person at any given time, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

Execution Version

“Specified Dollar Amount” means, for any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received by the Holder upon conversion as specified in the Company’s Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice) or otherwise deemed to be elected by the Company in respect of such conversion as provided herein.

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(i).

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(i).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Subsidiary Guarantors” means Teligent Pharma, Inc., a Delaware corporation, IGEN, Inc., a Delaware corporation, Teligent OÜ, registry code 12939544, a private limited company organized in Tallinn, Republic of Estonia, Teligent Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, and Teligent Canada Inc., a company formed in the province of British Columbia and each other Subsidiary of the Company in existence on the date hereof, as the initial guarantors of the Notes, until such Person is released from its guarantee of the Notes in accordance with this Indenture; provided that for the avoidance of doubt every Subsidiary of the Company (other than an Excluded Subsidiary) shall be a guarantor of the Notes.

“Subordinated Debts” has the meaning specified in Section 12.02(a)(i).

“Subordination Agreement” means that certain Subordination Agreement dated as of even date hereof by and among ACF Finco I LP, as administrative agent under the credit agreement described in clause (i) of the definition of Senior Secured Credit Facility, Ares Capital Corporation, as administrative agent under the credit agreement described in clause (ii) of the definition of Senior Secured Credit Facility, the Collateral Agent and the Trustee, and acknowledged, consented to by the Company and the Subsidiary Guarantors, as amended, restated, supplemented and/or otherwise modified from time to time.

“Successor Company” has the meaning specified in Section 9.01(a).

“Termination of Trading” means that the Common Stock (or other Reference Property into which the Notes are then convertible pursuant to the terms of this Indenture) are not listed for trading on any of the Exchange, The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) (such exchanges or any of their respective successors, a “Permitted Exchange”).

Execution Version

“Trading Day” means a day on which (i) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 11.11, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“Unrestricted Exchange Note” means an Exchange Note that was issued in exchange for an Existing Note if such Existing Note, as of the date of such exchange, was not a Restricted Note under the applicable Indenture pursuant to which such Existing Note was issued.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Variable Rate Transaction” means a transaction in which the Company (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (b) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. For avoidance of doubt, no issuance by the Company or any of its Subsidiaries shall be deemed a Variable Rate Transaction solely by virtue of the fact that such issuance includes securities that contain standard price protection anti-dilution provisions (provided that any warrants that contain standard price protection anti-dilution provisions shall not include any related increase in the number of shares of Common Stock underlying the warrants in connection with any anti-dilution adjustment or any allocation of a value based on the Black and Scholes Option Pricing Model to a warrant which is a part of a unit in connection with any anti-dilution adjustment).

“Vice President,” when used with respect to the Company or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“VWAP Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Execution Version

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A “VWAP Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

Section 1.02        References to Interest.

Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03        Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

Execution Version

(d)           The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e)           The principal amount (except as otherwise contemplated in clause (ii) of the definition of “Outstanding”), serial numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f)           Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g)          The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 6.02, 6.04, 6.05, 6.06, 8.02 or 11.10. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.13 prior to such solicitation.

(h)          If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Article 2
THE NOTES

Section 2.01        Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially the sum of (x) $48,404,236 plus (y) the aggregate principal amount of PIK Interest that will increase the amount in (x) pursuant to the terms of this Indenture (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, in lieu of, or as PIK Payments on other Notes pursuant to Sections 2.05, 2.06, 2.08, 2.09, 2.11, 2.15, 3.07 or 4.02(d).

Execution Version

The Notes shall be known and designated as the “9.5% Series C Senior Secured Convertible Notes due 2023” of the Company. The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier purchased or converted in accordance with this Indenture.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register, (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Registrar at least three Business Days prior to the relevant Interest Payment Date, by wire transfer in immediately available funds to such Holder’s account within the U.S., which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing, and (iii) with respect to PIK Payments by PIK Interest Notes mailed to such Holders at the address set forth in the Register. The Company will pay or cause the Trustee or Paying Agent to pay principal of Global Notes in U.S. dollars and in immediately available funds (with PIK Interest to be paid as described in Section 2.15) to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date, the Maturity Date or other payment date, as the case may be.

Section 2.02        Ranking.

The Notes constitute direct secured, senior obligations of the Company.

Section 2.03        Denominations.

The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

Section 2.04        Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Execution Version

Section 2.05        Temporary Notes.

Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06        Registration; Registration of Transfer and Exchange.

(a)         The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in the continental United States a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11).

At the option of the Holder, and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

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No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer..

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b)          Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c)          Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07        Transfer Restrictions.

(a)           Restricted Notes.

(i)         Every Note (and any security issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note”. Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear a restricted CUSIP number for the Notes unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)        Until the Resale Restriction Termination Date for a Note, such Note (other than an Unrestricted Exchange Note), will bear the Restricted Notes Legend unless:

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(A)	(1) such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (I) to a Person other than (x) the Company, (y) an affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (II) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or

(2) such Note was transferred (I) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (II) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; and

(B)	the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with.

(iii)        In addition, until the applicable Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Registrar unless the transferring Holder delivers to the Trustee a completed notice substantially in the form of the Form of Assignment and Transfer, which contains a certification that the transferee is (A) Teligent, Inc. or a subsidiary thereof or (B) such other person that is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

(iv)       On and after the applicable Resale Restriction Termination Date, any Note will bear the Restricted Note Legend if at any time the Company determines that, to comply with applicable law, such Note must bear the Restricted Notes Legend and the Company notifies the Trustee in writing.

(b)           Restricted Stock.

(i)         Every share of Common Stock that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”. Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate in connection with the Notes as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)        Until the applicable Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Restricted Note will be issued in book-entry form by or on behalf of the Company and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

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(iii)       On and after the applicable Resale Restriction Termination Date, shares of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determines that, to comply with applicable law, such shares of Common Stock must bear the Restricted Stock Legend.

(c)          As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

(d)          All Notes, whether Global Notes or Physical Notes, are required to bear the Non-Affiliate Legend at all times, whether before or after the applicable Resale Restriction Termination Date.

Section 2.08        Expiration of Restrictions.

(a)           Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation required by this Indenture in connection with such exchange.

(b)          Global Notes; Resale Restriction Termination Date.

(i)          If, on a Free Trade Date, or the next succeeding Business Day if such Free Trade Date is not a Business Day, the Notes to which such Free Trade Date is applicable are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each such Restricted Global Note for beneficial interests in Global Notes that do not bear the Restricted Notes Legend and are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07.

(ii)        To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to such Free Trade Date (with a copy to the Trustee) and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate on or promptly after such Free Trade Date. The date of the Free Transferability Certificate for any Notes will be known as the “Resale Restriction Termination Date” with respect to such Notes. The Trustee shall assume that a Free Trade Date has not occurred with respect to any Notes unless and until it receives a Free Transferability Certificate with respect to such Notes.

(iii)       Immediately upon receipt of the Free Transferability Certificate with respect to any Notes by each of the Trustee and the Registrar:

     (A)       the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP number;

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(B)       the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of such Notes; and

(C)       thereafter, shares of Common Stock issued upon conversion of such Notes will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.07(b)(iii)) or any similar legend.

(iv)         Promptly after the Resale Restriction Termination Date with respect to any Notes, the Company will provide Bloomberg LLP with a copy of the Free Transferability Certificate applicable to such Notes and will use reasonable efforts to cause Bloomberg LLP to adjust its screen page for such Notes to indicate that such Notes are no longer Restricted Notes and are then identified by an unrestricted CUSIP number.

(v)          Prior to the Company’s delivery of a Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and the Company shall otherwise use reasonable efforts to cause each Global Note that is not required to bear the Restricted Notes Legend to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi)        Notwithstanding anything to the contrary in Sections 2.08(b)(i), (ii) or (iii), the Company will not be required to deliver a Free Transferability Certificate with respect to any Notes if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for such Notes could result in or facilitate transfers of such Notes in violation of applicable law.

Section 2.09         Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Execution Version

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10       Persons Deemed Owners.

Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.11       Transfer and Exchange.

(a)          Provisions Applicable to All Transfers and Exchanges.

(i)         Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)       All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)       No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)      Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (A) that has been surrendered for conversion or (B) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v)        Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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(b)           In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i)         all Notes will be represented by one or more Global Notes;

(ii)       every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and

(iii)      each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)          Transfer and Exchange of Global Notes for Physical Notes.

(i)         Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)      the Depositary is unwilling or unable to continue to act as Depositary; or

(B)      the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

     In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii)        In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

     In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Trustee's customary procedures and the Applicable Procedures.

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(d)         Transfer and Exchange of Physical Notes.

(i)          If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; and (C) satisfying all other requirements for such transfer set forth in this Section 2.09. Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends that such Physical Notes are required to bear under Section 2.07.

(ii)        If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any legends that such Physical Notes are required to bear under Section 2.07.

(iii)       If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Security by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.09; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C), and (D) the Trustee will cancel such Physical Note in accordance with its customary procedures and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

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Section 2.12        Purchase of Notes; Cancellation.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary procedures and the Applicable Procedures (if applicable). If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13        CUSIP Numbers.

In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14        Payment and Computation of Interest.

The Notes will bear interest at a rate of 9.50% per year until the Maturity Date, unless earlier purchased or converted in accordance with the provisions herein; provided, however, that from and after the Increased Interest Election until the Nasdaq Change of Control Approval has been obtained, the Notes shall bear interest at a rate of 18.0% per year. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the date of original issuance of such Notes. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that for any period in which a particular interest rate is applicable for less than a full semiannual period, interest on the Notes will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed over a 30-day month.

Execution Version

Unless the context otherwise requires, payments of the Fundamental Change Purchase Price, principal and interest on any Note, in each case, that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

The Company will pay Additional Interest under certain circumstances as provided in Section 5.08 and 6.03.

Section 2.15        PIK Interest.

The Company shall pay all interest due on the Notes in kind (“PIK Interest”) on the then outstanding principal amount of the Notes (as such amount is increased or deemed to have been increased by any PIK Interest) (a “PIK Payment”) by (a) in the case of interest on any Global Note, increasing the principal amount of such Global Note, rounded up to the nearest whole dollar and (b) with respect to a Physical Note, issuing to the Holder of such Physical Note an additional Physical Note, the principal amount of which shall be rounded up to the nearest whole dollar (a “PIK Interest Note”).

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any repurchase of the Notes as described under Article 3 hereof will be made solely in cash.

Unless otherwise agreed between the Company and the Trustee, with respect to the payment of any PIK Interest, the Company shall deliver to the Trustee no later than two Business Days prior to the applicable Interest Payment Date, (a) with respect to Physical Notes, the required amount of new Physical Notes (rounded up to the nearest whole dollar) and a Company Order for authentication and delivery of such PIK Interest Notes on the relevant Interest Payment Date, and the Trustee in accordance with such Company order shall authenticate the PIK Interest Notes, or (b) with respect to Global Notes, unless prohibited by the procedures of the Depositary, a Company Order to increase the principal amount of the outstanding Global Note as of the Regular Record Date for the applicable Interest Payment Date, by an amount equal to the amount of interest payable for the applicable interest period (rounded up to the nearest whole dollar), and an adjustment shall be made on the books and records of the Custodian to reflect such increase. Notwithstanding anything to the contrary, the Company shall not be required to deliver to the Trustee an Officer’s Certificate or Opinion of Counsel in connection with the issuance of any PIK Interest Notes or any increase in principal amount of a Global Note as a result of any PIK Payment.

Any PIK Interest Note shall, after being executed and authenticated pursuant to Section 2.04 hereof, be mailed to the Person entitled thereto as shown on the register for the Physical Notes as of the relevant Regular Record Date. The Company will make PIK Payments on Global Notes held by the Depositary or its nominee, to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note.

Any PIK Payment shall be considered paid on the date it is due (a) if PIK Interest Notes have been issued therefor, such PIK Interest Notes have been executed by the Company and authenticated by the Trustee on or prior to the date the payment is due in accordance with the terms of this Indenture and (b) if the PIK Payment is made by increasing the principal amount of Global Notes then authenticated, the Company has delivered the Company Order required by this Section 2.15 and the Trustee has increased the principal amount of Global Notes then authenticated by the relevant amount on or prior to the date the payment is due.

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Article 3

REPURCHASE AT THE OPTION OF THE HOLDERS

Section 3.01        Purchase at Option of Holders upon a Fundamental Change.

If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of such Holder’s Notes that is equal to $1.00, or an integral multiple of $1.00 on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay interest accrued to the Interest Payment Date to the Holder of record of the Note as of the preceding Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Note subject to purchase and will not include any accrued and unpaid interest. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Fundamental Change Company Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), the Trustee will promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02         Fundamental Change Company Notice.

(a)          General. On or before the 5th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent to the Holders in accordance with Section 13.08(c) (with a copy to the Trustee). Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on the Company’s website. Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the Effective Date of the Fundamental Change;

(iii)         information about the Holder’s right to convert the Notes;

(iv)         information about the Holder’s right to require the Company to purchase the Notes;

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(v)          the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01;

(vi)         the Fundamental Change Purchase Price;

(vii)        the Fundamental Change Purchase Date;

(viii)       the name and address of the Paying Agent and the Conversion Agent, if applicable;

(ix)          the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;

(x)           if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.05;

(xi)          the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Holder must exercise the purchase option prior to the Fundamental Change Expiration Time; and

(xii)         that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 3.05;

(b)          No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01.

(c)          At the Company’s written request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the Fundamental Change Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least three Business Days before the Fundamental Change Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Fundamental Change Company Notice and including the information required by Section 3.02(a). Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders or for the content of any Fundamental Change Company Notice.

Section 3.03         Repurchase Procedures.

(a)          Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)            if the Notes to be purchased are Physical Notes, delivery to the Trustee by the Holder of a duly completed notice in the Form of Fundamental Change Purchase Notice (the “Fundamental Change Purchase Notice”) together with the Physical Notes duly endorsed for transfer, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, (the “Fundamental Change Expiration Time”); and

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(ii)           if the Notes to be purchased are Global Notes, delivery to the Trustee of the beneficial interest in such Global Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i)            if certificated, the certificate numbers of such Holder’s Notes;

(ii)           the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1.00 or an integral multiple of $1.00; and

(iii)          that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(b)          Notice to Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.04         Effect of Fundamental Change Purchase Notice.

Upon receipt by the Paying Agent of Physical Notes and a Fundamental Change Purchase Notice or beneficial interests in a Global Note by book-entry transfer as specified in Section 3.03, the Holder of the tendered Note shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05) thereafter be entitled to receive solely the Fundamental Change Purchase Price, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note, if applicable). Such Fundamental Change Purchase Price shall be paid to such Holder, provided that the conditions in this Article 3 have been satisfied (including, without limitation, the proper delivery or book-entry transfer of such Note as required under Section 3.03(a)) and subject to the Paying Agent holding money sufficient to pay the Fundamental Change Purchase Price, promptly following the later of the applicable Fundamental Change Purchase Date and the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.03(a).

Section 3.05         Withdrawal of Fundamental Change Purchase Notice.

A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(a)           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)           if certificated, the certificate numbers of the withdrawn Notes; and

(c)           the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $1.00 or an integral multiple of $1.00;

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provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of Sections 3.05 or 3.07, as applicable.

Section 3.06         Deposit of Fundamental Change Purchase Price.

Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the tendered Notes on the Fundamental Change Purchase Date, then (a) such tendered Notes will cease to be Outstanding and (except as provided below in clause (b)) interest will cease to accrue thereon (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holders of such tendered Notes will terminate (other than (x) the right to receive the Fundamental Change Purchase Price and (y) the right of the Holder of record on such Regular Record Date to receive any interest payment pursuant to Section 3.01, if applicable).

Section 3.07        Notes Purchased in Whole or in Part.

Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.08         Covenant To Comply with Applicable Laws upon Purchase of Notes.

In connection with any purchase of Notes under Section 3.01, the Company shall, in each case if required by law, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent any such rules are applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with offer by the Company to purchase Notes under Section 3.01, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified under this Article 3.

Section 3.09        Repayment to the Company.

To the extent that the aggregate amount of money deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall, upon demand of the Company, promptly return any such excess to the Company.

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Article 4

CONVERSION

Section 4.01        Right to Convert.

(a)               Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert all or any portion of its Notes (if a portion, such that the principal amount of such Notes converted equals $1.00 or an integral multiple of $1.00) at an initial Conversion Rate of 360.0334 shares of Common Stock per $1,000 aggregate principal amount of Notes into the Settlement Amount determined in accordance with Section 4.03(a)(ii) at any time until the Close of Business on the Business Day immediately preceding the stated Maturity Date; provided that the portion of the principal amount of a Holder’s Notes to be converted must be such that the principal amount not converted equals $1.00 or an integral multiple of $1.00.

(b)               (i)        If the Company elects to issue or distribute, as the case may be, to all or substantially all holders of the Common Stock (x) any rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 calendar days after the declaration date for such issuance, shares of the Common Stock, at a price per share that is less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance; or (y) cash, debt securities (or other evidence of indebtedness) or other assets or securities (excluding dividends or distributions in respect of which an adjustment to the Conversion Rate is made pursuant to Section 4.04(a)), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company must deliver notice of such distribution, and of the Ex-Dividend Date for such distribution, to the Holders at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.

(ii)           If a transaction or event that constitutes a Fundamental Change occurs, to the extent practicable, the Company shall give notice to Holders of the anticipated effective date for such transaction or event not more than 50 Scheduled Trading Days nor less than 30 Scheduled Trading Days prior to the anticipated effective date or, if the Company does not have knowledge of such transaction or event at least 30 Scheduled Trading Days prior to the anticipated effective date, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware of such transaction or event (but in no event later than the actual effective date of such transaction or event). Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the condition described in this Section 4.01(b)(ii) has occurred or (y) to verify the Company’s determination regarding such condition.

(iii)          If the Company is a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s property and assets that does not also constitute a Fundamental Change, in each case pursuant to which the Common Stock would be converted into cash, securities or other property, the Company shall notify Holders at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction. Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the condition described in this Section 4.01(b)(iii) has occurred or (y) to verify the Company’s determination regarding such condition. For the avoidance of doubt, any references to Common Stock described in this Section 4.01, including those in Section 4.01(c), shall give effect to, among other things, the provisions of Section 4.07.

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(c)          Notwithstanding anything herein to the contrary:

(i)           The Company shall not effect any conversion of a Note to Common Stock (including in connection with the Mandatory Conversion), and a Holder shall not have the right to convert any portion of any Note to Common Stock (x) at any time prior to the Initial Stockholder Meeting Date, and (y) from any after the Initial Stockholder Meeting Date to the extent that, after giving effect to such conversion, such Holder, any person having beneficial ownership of shares of Common Stock owned by the Holder, or such Holder together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (any such person other than Holder, including any group of which Holder is a member, an “Additional Restricted Ownership Person”), would beneficially own in excess of the Restricted Ownership Percentage (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and any Additional Restricted Ownership Person shall include the number of shares of Common Stock issuable upon conversion of the principal amount of Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of Notes beneficially owned by such Holder or any Additional Restricted Ownership Person and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any Additional Restricted Ownership Person. Except as set forth in the preceding sentence, for purposes of this Section 4.01(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(ii)          To the extent that the limitation contained in this Section 4.01(c)(i) applies, the determination of whether the Notes are convertible (in relation to other securities owned by such Holder together with any Additional Restricted Ownership Person) and of how much principal amount of Notes are convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether the applicable Notes may be converted (in relation to other securities owned by such Holder together with any Additional Restricted Ownership Person) and how much principal amount of Notes are convertible, in each case subject to the Restricted Ownership Percentage. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.01(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent for the Company’s Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by such Holder or its Additional Restricted Ownership Persons since the date as of which such number of outstanding shares of Common Stock was reported.

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(iii)         The “Restricted Ownership Percentage” for each Holder shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by the applicable Holder. A Holder may (i) increase the Restricted Ownership Percentage applicable to its Notes upon not less than 61 days’ prior written notice to the Company, or (ii) decrease the Restricted Ownership Percentage applicable to its Notes effective immediately upon written notice to the Company; provided, however, that (x) no Holder shall be entitled to effect any increase in the Restricted Ownership Percentage applicable to its Notes if such Holder or any Additional Restricted Ownership Person has acquired beneficial ownership of Notes or any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein with the purpose or effect of changing or influencing the control of the Company; (y) unless the Nasdaq Change of Control Approval has been obtained, the Restricted Ownership Percentage shall in no event exceed the Nasdaq Change of Control Cap; and (z) the Restricted Ownership Percentage shall in no event exceed 49.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by the applicable Holder. Any such increase will not be effective until the 61st day after such notice is delivered to the Company and any such increase or decrease shall only apply to such Holder and no other Holder.

(iv)         The Company shall use commercially reasonable best efforts (which shall include, without limitation, the engagement of a nationally reputable proxy advisor firm acceptable to the Holders) to obtain at its next annual or special meeting of its stockholders following the date of this Indenture such approval of its stockholders as is necessary under the rules or regulations of the Exchange to permit each Holder and/or Additional Restricted Ownership Person to beneficially own shares of Common Stock without being subject to the Nasdaq Change of Control Cap (the “Nasdaq Change of Control Approval” and the date of the first meeting of the Company’s stockholders after the date hereof at which the Nasdaq Change of Control Approval is voted upon, the “Initial Stockholder Meeting Date”). In the event that the Nasdaq Change of Control Approval is not obtained on or before October 31, 2020, the Company shall use commercially reasonable best efforts to obtain the Nasdaq Change of Control Approval at a subsequent annual or special meeting of its stockholders to be held each calendar quarter thereafter until Nasdaq Change of Control Approval is obtained; provided, however that (i) the Company shall only be required to engage a proxy advisor firm with respect to one of the subsequent meetings of the Company’s stockholders after the Initial Stockholder Meeting Date, which meeting shall be determined by Holders of a majority in aggregate principal amount of the outstanding Notes and notice of such determination shall be provided in writing and delivered to the Company and the Trustee, and (ii) the Company’s obligations pursuant to this sentence shall terminate immediately if the Increased Interest Election is made.

(d)          The Company, in its discretion, may elect to cause all the Notes to mandatorily convert at the then applicable Conversion Rate (such conversion, the “Mandatory Conversion”) on a Business Day selected by the Company at any time from and after Open of Business on January 1, 2022 until the Close of Business on the Business Day immediately preceding the stated Maturity Date (the “Mandatory Conversion Date”), provided that, as of the Mandatory Conversion Date the Mandatory Conversion Price Condition has been satisfied. Upon such a Mandatory Conversion, the Company and the Trustee shall follow the following procedures in addition to the other procedures set forth in this Article 4 to the extent applicable:

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(i)           Notice of the Mandatory Conversion (the “Mandatory Conversion Notice”) shall be given by the Company in the manner provided for in Section 13.08(c) at least 70 but not more than 100 days prior to the Mandatory Conversion Date. All notices of conversion shall be prepared by the Company and shall state:

(A)        the Mandatory Conversion Date,

(B)        the aggregate principal amount of the Notes Outstanding and the amount of accrued interest to the Mandatory Conversion Date, if any,

(C)        that on the Mandatory Conversion Date, all Notes Outstanding will convert into shares of the Company’s Common Stock, and, unless the Company defaults in such conversion, that interest on Notes called for conversion will cease to accrue on and after said date,

(D)        the place or places where such Notes are to be surrendered for conversion,

(E)        the name and address of the Paying Agent, if any,

(F)        that Notes called for conversion must be surrendered to the Paying Agent to receive the shares of the Company’s Common Stock,

(G)        the CUSIP number, and that no representation is made as to the accuracy or completeness of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee will give the notice of conversion in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least three Business Days prior to the date notice is required to be given to Holders, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(ii)          On and after the Mandatory Conversion Date, the conversion of all Holders’ Notes, as set forth in the Mandatory Conversion Notice, shall become irrevocable.

(iii)         Notes shall be deemed to have been converted immediately upon the opening of business on the Mandatory Conversion Date, and at such time the rights of the Holders of such Notes as Holders will cease, and the Person or Persons entitled to receive the shares of Common Stock payable and issuable upon conversion will be treated for all purposes as the payee or payees of such payment and the record holder or holders of such Common Stock at such time.

Section 4.02         Conversion Procedures.

(a)          Each Physical Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b)          To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting, and effecting a book-entry transfer to the Conversion Agent of, a beneficial interest on a Global Note and pay any taxes or duties if required pursuant to Section 4.02(f), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

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To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i)            duly sign and complete a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)           deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii)          if required, furnish appropriate endorsements and transfer documents; and

(iv)          if required, pay all transfer or similar taxes as set forth in Section 4.02(f).

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address.

If a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice, such Note may not be converted except to the extent such Note has been withdrawn by the Holder and is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice or unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.07 prior to the relevant Fundamental Change Expiration Time.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record (i) as of the Close of Business on the last VWAP Trading Day of the applicable Conversion Period in a Combination Settlement and (ii) as of the Close of Business on the Conversion Date in a Physical Settlement. For the avoidance of doubt, subject to the satisfaction by the Company of each of its obligations in connection with such conversion and any other conditions set forth in this Indenture, at the Close of Business on the Conversion Date for such conversion, the applicable Holder shall no longer be the Holder of the Notes so converted.

(c)          Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)          Physical Notes. If any Physical Notes in a denomination greater than $1.00 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

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(e)          Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)           Taxes Due upon Conversion. If a Note is converted, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03         Settlement Upon Conversion.

(a)          Settlement. Subject to this Section 4.03 and Sections 4.01(c), 4.06 and 4.07, upon conversion of any Note, the Company shall pay or deliver, as the case may be, to Holders, in full satisfaction of its conversion obligation under Section 4.01, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount consisting of, at the election of the Company in accordance with the requirements specified herein, solely cash (“Cash Settlement”), solely shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)) (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”).

(i)           Settlement Election. All conversions occurring on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date shall be settled by the same Settlement Method. Prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date, the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. If the Company elects a Settlement Method (a “Settlement Election”) and a Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”), the Company shall provide to the Holders of Notes so converting through the Trustee a notice of such Settlement Method (each such notice, a “Settlement Election Notice”) or such Specified Dollar Amount (each such notice, a “Specified Dollar Amount Election Notice”), (x) no later than the Close of Business on the Business Day immediately following the related Conversion Date or (y) in the case of any conversions occurring on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date, no later than the Close of Business on the Business Day immediately prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date (the “Settlement Method Election Date”). If the Company does not elect a Settlement Method on or prior to the relevant Settlement Method Election Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes converted shall be deemed to be $1,000. If the Company elects Combination Settlement but does not notify Holders of Notes so converting of the Specified Dollar Amount per $1,000 principal amount of Notes on or prior to the relevant Settlement Method Election Date, such Specified Dollar Amount will be deemed to be $1,000.

In addition, the Company may, at its option, irrevocably elect Combination Settlement with a particular Specified Dollar Amount for all conversions with a Conversion Date subsequent to its notice to Holders thereof by notice of such election to Holders, the Trustee and the Conversion Agent.

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(ii)          Settlement Amount. The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)          if the Company elects Physical Settlement, the Company shall deliver to the Holder of the Notes so converting, in respect of each $1,000 principal amount of its Notes being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b);

(B)          if the Company elects Cash Settlement, the Company shall pay to the Holder of the Notes so converting, in respect of each $1,000 principal amount of its Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive VWAP Trading Days during the related Conversion Period; and

(C)          if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the Holder of the Notes so converting, in respect of each $1,000 principal amount of its Notes being converted, an amount of cash and number of shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive VWAP Trading Days during the related Conversion Period.

(iii)         Delivery Obligation. The Settlement Amounts upon conversion of the Notes will be paid or delivered, as the case may be, by the Company through the Conversion Agent. The Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its conversion obligation under this Section 4.03, (i) on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement and (ii) on the third Business Day immediately following the last VWAP Trading Day of the related Conversion Period, in any other case; provided, however, that if prior to the Conversion Date for any converted Notes, the Common Stock has been replaced by Reference Property consisting solely of cash, the Company will pay the conversion consideration due in respect of such conversion on the third Trading Day immediately following the related Conversion Date, and, notwithstanding the foregoing in this Section 4.03, no Conversion Period will apply to those conversions. For the avoidance of doubt, in the case of Cash Settlement or Combination Settlement, if a VWAP Market Disruption Event occurs on a Scheduled Trading Day during the Conversion Period, or if such Scheduled Trading day is not a VWAP Trading Day for any other reason, then the Daily Conversion Value or Daily Settlement Amount, as applicable, will be determined on the next following VWAP Trading Day, and delivery of the Settlement Amount will be delayed accordingly. No interest will accrue on account of such delay.

(b)          Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and (i) in a Physical Settlement, the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day or (ii) in the case of any other Settlement Method, the Daily VWAP on the last VWAP Trading Day of the relevant Conversion Period.

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(c)          Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date or, if the Notes surrendered for conversion are beneficial interests in a Global Note, based on such other aggregate number of Notes, or beneficial interests therein, being surrendered by the Holder for conversion on the same date as the Depositary may otherwise request.

(d)          Settlement of Accrued Interest and Deemed Payment of Principal. If a Note is converted, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and the Company’s delivery or payment, as the case may be, of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date; provided, however, that if a Note is converted after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Settlement Amount for any Note includes both cash and shares of Common Stock, accrued but unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.

(e)          Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, written notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

On the first Business Day immediately following the last VWAP Trading Day of the Conversion Period applicable to any Note surrendered for conversion in a Cash Settlement or a Combination Settlement, the Company will deliver a written notice to the Conversion Agent and the Trustee (if not also the Conversion Agent) stating the amount of cash and the number of shares of Common Stock, if any, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Note converted on such Conversion Date.

Section 4.04        Adjustment of Conversion Rate.

The Conversion Rate will be adjusted as described in this Section 4.04, except that no adjustment to the Conversion Rate will be made for a given transaction if Holders of the Notes will participate in that transaction, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes divided by $1,000 and multiplied by the Conversion Rate would participate.

(a)           If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate will be adjusted based on the following formula:

Execution Version

where,

CR =	the Conversion Rate in effect immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR0 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or combination, as applicable;

OS =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; and

OS0 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution (regardless of whether the dividend or distribution date is scheduled to occur after the Maturity Date), or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b)           If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the announcement date for such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

Execution Version

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution, regardless of whether the distribution date is scheduled to occur after the Maturity Date. To the extent that such rights, options or warrants expire prior to the Maturity Date and shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants were scheduled to be distributed prior to the Maturity Date and are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors or a duly authorized committee thereof.

(c)           If an Ex-Dividend Date occurs for a distribution (the “Relevant Distribution”) of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company’s or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under clause (a) or (b) above; (ii) dividends or distributions paid exclusively in cash; and (iii) Spin-Offs), then the Conversion Rate will be increased based on the following formula:

where,

Execution Version

CR =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this clause (c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is scheduled to be paid or made prior to the Maturity Date and is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this clause (c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

Execution Version

MP0 =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (c) will be determined on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (c) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Conversion Period. In respect of any conversion during the Valuation Period for any Spin-Off, references within this clause (c) related to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Closing Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sale Price of the Common Stock in the definition of “Closing Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock (including, for the avoidance of doubt, upon settlement of conversions of Notes), shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

Execution Version

For purposes of Sections 4.04(a) through (c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A)       a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B)       an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.04(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a).

(d)          If an Ex-Dividend Date occurs for a cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

Execution Version

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company pays or distributes to substantially all holders of the Common Stock.

Any increase made under this clause (d) shall become effective immediately after the Open of Business on the Ex-Dividend date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this clause (d) is scheduled to be paid or made prior to the Maturity Date but is not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors or a duly authorized committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Offer Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

Execution Version

OS =	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph of this clause (e) will be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last VWAP Trading Day of such Conversion Period. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f)           Special Settlement Provisions. Notwithstanding anything to the contrary herein, if a Note is converted and:

(i)           Combination Settlement is applicable to such Note and shares of Common Stock are deliverable to settle the Daily Net Share Number for a given VWAP Trading Day within the Conversion Period applicable to such Note;

(ii)          any distribution, transaction or event described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on such VWAP Trading Day; and

(iii)         the shares of Common Stock deliverable in respect of such VWAP Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant VWAP Trading Day to reflect the relevant distribution or transaction.

If a Note is converted and:

(i)	Physical Settlement is applicable to such Note;

(ii)	any distribution or transaction described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date; and

(iii)	the shares of Common Stock deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise),

Execution Version

then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant conversion to reflect the relevant distribution or transaction.

Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder of Notes that has converted on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 4.03 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for the Holder of such converting Notes. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Poison Pill. If a Note is converted, to the extent that the Company has a rights plan in effect, if Physical Settlement applies to such Note, on the Conversion Date applicable to such Note, and if Combination Settlement applies to such Note on any VWAP Trading Day in the Conversion Period applicable to such Note, the Holder of such converting Note will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)         Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would result in a change of at least one percent; provided, however, that the Company shall carry forward any adjustments that are less than one percent of the Conversion Rate and make such carried forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least one percent of the Conversion Rate or (ii) regardless of whether the aggregate adjustment is less than one percent, (1) upon any offer to purchase the Notes following a Fundamental Change, (2) on each of the VWAP Trading Days within any Conversion Period, (3) upon any conversion of Notes and (4) on the Effective Date for any Fundamental Change.

(i)            Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Execution Version

Section 4.05         Discretionary and Voluntary Adjustments.

(a)           Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Conversion Period), the Company will make appropriate adjustments to each, if any, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Closing Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b)           Voluntary Adjustments. To the extent permitted by law and any applicable rules of the Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if such increase is irrevocable for such period and the Board of Directors determines that such increase would be in the Company’s best interest; provided that the Company must give at least 15 days’ prior notice of any such increase in the Conversion Rate. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06         [RESERVED]

Section 4.07         Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)            Merger Events. In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

(ii)         any consolidation, merger, combination, binding share exchange or similar transaction involving the Company;

(iii)        any sale, assignment, conveyance, transfer, lease or other disposition to a third party of the consolidated property and assets of the Company as an entirety or substantially as an entirety; or

(iv)        a liquidation or dissolution of the Company;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election (disregarding, for these purposes, any arrangement to deliver cash in lieu of any fractional security or other unit of Reference Property), a “Unit of Reference Property”) then, at the effective time of such Merger Event, Holders of each $1,000 principal amount of Notes shall be entitled thereafter to convert such Notes into the kind and amount of Reference Property that a Holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event, and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event, (x) the Company will continue to have the right to determine the Settlement Method upon conversion of the Notes pursuant to Sections 4.03(a)(i) and 4.03(a)(ii), as applicable, and (y) (i) any amount payable in cash upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall instead be deliverable in Units of Reference Property that a Holder of that number of shares of Common Stock would have received in such Merger Event and (iii) the Daily VWAP and the Closing Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Execution Version

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such indenture shall also be executed by such other person.

If the Notes become convertible into, or exchanged for Reference Property, the Company shall notify the Trustee and the Conversion Agent, and shall issue a press release containing the relevant information (and make such press release available on the Company’s website).

(b)           Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c)           Prior Notice. In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional written notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

(d)           Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Merger Event is comprised entirely of cash, then, for any conversion of Notes following such Merger Event, (i) the consideration due upon the conversion of each $1,000 principal amount of Notes shall be solely in cash in an amount equal to the Conversion Rate in effect on the Conversion Date (including any adjustment as set forth in Section 4.06), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) the Company’s conversion obligation will be determined and paid to Holders in cash on the third Business Day following the applicable Conversion Date.

Execution Version

Section 4.08        Certain Covenants.

(a)           Reservation of Shares. The Company shall reserve and keep available at all times from and after the Initial Issue Date, free from preemptive rights, out of its authorized but unissued Common Stock that is not committed for any other purpose, a number of shares of Common Stock at least equal to the product of (i) the number of Notes then outstanding multiplied by (ii) the maximum Conversion Rate of 360.0334 shares of Common Stock, for the purpose of satisfying conversions of the Notes, which shall be sufficient to satisfy conversions of all Outstanding Notes through Physical Settlement.

(b)           Prohibition on Equity Transactions. On or before August 19, 2020, the Company shall not issue or enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities that would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; provided, however, that such prohibition shall not apply to any Exempt Issuance.

(c)           Prohibition on Variable Rate Transactions. On or before October 18, 2020, the Company shall not effect or enter into any agreement to effect any Variable Rate Transaction.

(d)          Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be issued in book-entry form, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(e)           Exchange of Notes. All parties to this Indenture acknowledge, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have acknowledged, that the Company may determine, in its sole discretion, at any time while any Notes remain outstanding, that it wishes to exchange, in a transaction pursuant to Section 3(a)(9) of the Securities Act, monthly amortized portions of the principal and interest on the Notes for shares of Common Stock (or exchange the Notes for new convertible promissory notes containing a corresponding amortization and conversion feature). The terms and conditions of any such exchange and the applicable exchange rate (and, if applicable, the terms and conditions of such new convertible promissory notes), will be as negotiated and agreed among the parties and the Holders at the time, will require at least thirty (30) days’ prior written notice to the Trustee of their implementation, and shall be subject in all respects to the rules and regulations of the Exchange and the Applicable Procedures of the Depository Trust Company.

Execution Version

Section 4.09        Responsibility of Trustee.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent (if other than the Company) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent (if other than the Company) make no representations with respect thereto. Neither the Trustee nor any Conversion Agent (if other than the Company) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10        Notice of Adjustment.

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall (i) issue a press release and make the press release available on the Company’s website and (ii) prepare a notice of such adjustment of the Conversion Rate, in each case, setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Note at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, within 20 days after execution thereof. Failure to issue such press release or deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.11        Notice to Holders.

(a)           Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder with a copy to the Trustee and the Conversion Agent containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)         Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall mail to the Holders with a copy to the Trustee and the Conversion Agent a notice of the increased Conversion Rate and the period during which such increased Conversion Rate will be in effect at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with the applicable law.

Execution Version

(ii)         Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)           Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver written notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Article 5
COVENANTS

Section 5.01        Payment of Principal and Interest and the Fundamental Change Purchase Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price, if applicable), premium, if any, on and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02        Maintenance of Office or Agency.

The Company will maintain in the continental United States an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 13.14) may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

Execution Version

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

Section 5.03        Provisions as to Paying Agent.

(a)           If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price for the Notes in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price for the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, or Fundamental Change Purchase Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, or Fundamental Change Purchase Price for the Notes when the same shall become due and payable.

Execution Version

(c)           Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d)           Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, or Fundamental Change Purchase Price has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.04        Reports.

As long as any Notes are outstanding, the Company shall (i) file with the Commission within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders within 15 calendar days after it is required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee and the Holders for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto).

At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company will take such further action as any Holder or beneficial owner of such Notes or any holder or beneficial owner of such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such holder or beneficial owner to sell shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Execution Version

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates) or any other agreement or document.

Section 5.05        Statements as to Defaults.

The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, an Officer's Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any events that would constitute Defaults or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.02(i).

Section 5.06        Additional Interest Notice.

If Additional Interest is payable by the Company pursuant to Section 5.08 or Section 6.03, the Company shall deliver to the Trustee and the Paying Agent an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall have no obligation to calculate or determine, or verify the Company's calculations or determinations of, the amount of any Additional Interest payable by the Company under this Indenture. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.07        Compliance Certificate and Opinions of Counsel.

(a)           Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

(b)           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

Execution Version

(iii)        a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)           All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 5.08        Additional Interest.

(a)           With respect to any Restricted Notes, if, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or such Restricted Notes are not otherwise Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Restricted Notes then Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable; provided that such six-month period shall end on the date that is one year from the Last Original Issuance Date.

(b)           With respect to any Notes that do not constitute Restricted Notes, if at any time such Notes are not Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of Notes then Outstanding for each day during such period for which the restrictions on transfer are applicable.

(c)           Further, if, and for so long as, the Restricted Notes Legend has not been removed from any Notes, any Notes are assigned a restricted CUSIP number or any Notes are not otherwise Freely Tradable by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 375th day after the Last Original Issuance Date, the Company will pay Additional Interest on such Notes that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Notes then Outstanding until such Restricted Notes Legend is removed, such Notes are assigned an unrestricted CUSIP number and such Notes are Freely Tradable.

(d)           Such Additional Interest that is payable under this Section 5.08 shall be payable in kind in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 6.03, subject to the limitations on the maximum annual rate of Additional Interest set forth in Section 6.03(d).

Execution Version

(e)           In no event shall Additional Interest accruing pursuant to this Section 5.08 accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to this Section 5.08 together with any Additional Interest pursuant to Sections 6.03(a) and 6.03(c)) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

Section 5.09        Corporate Existence.

Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10        Restriction on Resales.

The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

Section 5.11        Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.12        Par Value Limitation.

The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.13        Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a)           semi-annually, not later than the 10th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b)           at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

Execution Version

Section 5.14        Limitation on Indebtedness.

(a)           Subject to clause (b) and (c) below, the Company covenants and agrees that until the payment in full of all Senior Secured Credit Facilities (other than surviving obligations thereunder) and the termination of all commitments to lend thereunder, the Company shall not, and shall not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(i)          Indebtedness in respect of the Senior Secured Credit Facilities not in excess of the Senior Cap Amount (as defined in the Subordination Agreement);

(ii)          Indebtedness hereunder and otherwise in respect of the Notes (including, for the avoidance of doubt, the increase thereto as a result of any PIK Interest) and Permitted Refinancing Indebtedness thereof;

(iii)        Without duplication of Section 5.14(a)(i), Indebtedness existing as of the Initial Issue Date and which is not otherwise permitted by this Section 5.14(a), the Existing Notes and Permitted Refinancing Indebtedness thereof;

(iv)        unsecured Indebtedness (A) incurred in the ordinary course of business of the Company and the Subsidiary Guarantors in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company or such Subsidiary Guarantor and (B) in respect of performance, surety or appeal bonds, bid bonds and similar obligations provided in the ordinary course of business, but excluding (in each case) Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(v)        Indebtedness (A) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition, replacement or construction of any property of the Company and the Subsidiary Guarantors (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party), provided, that such Indebtedness is incurred within one hundred twenty (120) days after such acquisition, replacement or construction of such property, and (B) Capitalized Lease Obligations, and, with respect to each of clause (A) and (B), Permitted Refinancing Indebtedness thereof; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (a)(v) shall not at any time exceed $2,875,000;

(vi)        intercompany Indebtedness of the Company or any Subsidiary Guarantor owing to the Company or any other Subsidiary Guarantor; provided that such Indebtedness is evidenced in each case by a promissory note;

(vii)       Contingent Liabilities of the Company and the Subsidiary Guarantors arising in the ordinary course of business with respect to surety and appeals bonds, bid bonds, performance bonds and other similar obligations;

(viii)      Guarantee Obligations of the Company or any of the Subsidiary Guarantors in respect of Indebtedness not prohibited hereunder;

(ix)         Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

Execution Version

(x)          unsecured Indebtedness arising in connection with Permitted Acquisitions (as defined in the Senior Credit Facilities or any similarly defined term therein) (including, without limitation, seller notes and earnouts) incurred after the PIK Termination Date (as defined in the Second Lien Credit Agreement), provided, that (A) the maximum amount of Indebtedness shall not exceed $25,000,000 in the aggregate or represent more than twenty percent (20%) of the purchase price for any such acquisition, (B) all such Indebtedness shall be subordinated in right of payment to the Senior Secured Credit Facilities, and (C) the leverage requirement set forth in the Senior Credit Facilities shall be met;

(xi)         Indebtedness incurred in the ordinary course of business to finance insurance policy premiums;

(xii)        Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protection, returned items, employee credit card programs and other similar services in connection with cash management and deposit accounts;

(xiii)       letters of credit and reimbursement obligations in respect thereof in favor of suppliers, landlords and other similar ordinary course counterparties (A) outstanding as of the date hereof and (B) hereafter arising and at any one time outstanding not to exceed $2,300,000 and Permitted Refinancings of each of the foregoing;

(xiv)      other unsecured Indebtedness not to exceed $1,500,000 at any time outstanding; and

(xv)       other Indebtedness not to exceed $20,000,000 at any time outstanding.

(b)           Subject to clause (c) below, the Company covenants and agrees that at all times following the payment in full of all Senior Secured Credit Facilities (other than surviving obligations thereunder), the Company shall not, and shall not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(i)           Indebtedness hereunder, under the Notes (including, for the avoidance of doubt, the increase thereto as a result of any PIK Interest) and refinancings thereof;

(ii)          the Existing Notes and refinancings thereof;

(iii)         Indebtedness (A) incurred in the ordinary course of business in respect of open accounts extended by suppliers in connection with purchases of goods and services and (B) in respect of performance, surety or appeal bonds, bid bonds and similar obligations provided in the ordinary course of business;

(iv)       Indebtedness evidencing (A) the deferred purchase price of newly acquired property or incurred to finance the acquisition, replacement or construction of any property (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) and (B) Capitalized Lease Liabilities, and, with respect to each of clause (A) and (B), refinancings thereof, in an aggregate amount not to exceed $6,000,000;

(v)          intercompany Indebtedness of the Company or any Subsidiary Guarantor owing to the Company or any other Subsidiary Guarantor; provided that such Indebtedness is evidenced in each case by a promissory note;

Execution Version

(vi)        obligations under guarantees of Indebtedness not prohibited hereunder;

(vii)       Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(viii)      Indebtedness arising in connection with acquisitions (including, without limitation, seller notes and earnouts) in an aggregate amount not to exceed $25,000,000;

(ix)         Indebtedness incurred in the ordinary course of business to finance insurance policy premiums;

(x)          Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protection, returned items, employee credit card programs and other similar services in connection with cash management and deposit accounts;

(xi)         letters of credit and reimbursement obligations in respect thereof in favor of suppliers, landlords and other similar ordinary course counterparties, together with any refinancings thereof in an aggregate amount not to exceed $5,000,000; and

(xii)        other Indebtedness not to exceed $35,000,000 in the aggregate at any time outstanding.

(c)           Notwithstanding the foregoing clauses (a) and (b), neither the Company nor any Subsidiary Guarantor shall be required to comply with this Section 5.14 from and after the date on which the aggregate principal balance of all Notes then Outstanding is equal to or less than ten percent (10%) of the original principal balance of the Initial Notes, at which time such clauses (a) and (b) shall be of no further force or effect.

Section 5.15        Limitation on Liens.

(a)           The Company shall not, and shall not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Capital Stock), whether now owned or hereafter acquired, except for the following (each a “Permitted Lien” and, collectively, the “Permitted Liens”):

(i)           Liens securing Indebtedness of the type permitted under Section 5.14(a)(i);

(ii)          Liens securing the Obligations and otherwise securing Indebtedness of the type permitted under Sections 5.14(a)(ii) and 5.14(b)(i);

(iii)        Liens securing Capitalized Lease Obligations and Liens securing Indebtedness of the type permitted under Sections 5.14(a)(v) and 5.14(b)(iv); provided, that (i) the principal amount of the Indebtedness secured thereby does not exceed the cost of the applicable property at the time of such acquisition, replacement or construction and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause and proceeds thereof;

(iv)        Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen, suppliers, laborers and landlords and other similar Liens incurred in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books;

Execution Version

(v)         Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, bid, appeal or performance bonds;

(vi)         judgment Liens not constituting an Event of Default under Section 6.01(h);

(vii)       easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(viii)       Liens for taxes, assessments or other governmental charges or levies not yet due and payable or not yet delinquent or that are being diligently contested in good faith by appropriate proceedings and by proper proceedings which stay the enforcement of any Lien as to which the Company has maintained adequate reserves in accordance with GAAP;

(ix)         Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(x)         non-exclusive licenses, leases and sublicenses, and subleases granted by the Company or any Subsidiary Guarantor or leases or subleases by the Company or any Subsidiary Guarantor, in the ordinary course of its business and covering only the assets so licensed, sublicensed, leased, or subleased;

(xi)         Liens that are customary rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

(xii)        Liens arising from the filing of precautionary Uniform Commercial Code financing statements (or similar filings under other applicable law) regarding operating leases or consignment or bailee arrangements in the ordinary course of business;

(xiii)       cash collateral securing Indebtedness permitted under Sections 5.14(a)(xiii) and 5.14(b)(xi) in an amount not to exceed 110% of the amount of such Indebtedness; and

(xiv)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business.

(b)           Notwithstanding the foregoing clause (a), neither the Company nor any Subsidiary Guarantor shall be required to comply with this Section 5.15 from and after the date on which the aggregate principal balance of all Notes then Outstanding is equal to or less than ten percent (10%) of the original principal balance of the Initial Notes, at which time such clause (a) shall be of no further force or effect.

Execution Version

Section 5.16        Future Subsidiary Guarantors.

The Company will cause each Person that becomes a Subsidiary of the Company after the date hereof (other than an Excluded Subsidiary) to execute and deliver to the Trustee, within 30 days of becoming such a Subsidiary, a Supplemental Indenture (in substantially the form specified in Exhibit E to this Indenture) pursuant to which such Subsidiary will become a Subsidiary Guarantor hereunder, whereupon such Subsidiary shall be bound by all of the provisions herein applicable to Subsidiary Guarantors, subject to the limitations set forth herein, including, without limitation, Article 12 hereof.

Article 6
REMEDIES

Section 6.01        Events of Default.

Each of the following events shall be an “Event of Default”:

(a)           the Company’s failure to pay the principal of or any premium, if any, on any Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise;

(b)           the Company’s failure to comply with its obligations under Article 4 to pay or deliver the Settlement Amount owing upon conversion of any Note within five calendar days;

(c)            the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

(d)           the Company's failure to pay the Fundamental Change Purchase Price of any Note when due;

(e)           the Company’s failure to issue a Fundamental Change Company Notice in accordance with the provisions of Section 3.02(a) or notice of a distribution in accordance with the provisions of Section 4.01(b)(i);

(f)            the Company’s failure to perform any other covenant required by the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (e) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(g)           any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company), in an outstanding principal amount, individually or in the aggregate, in excess of $5.0 million (or its foreign currency equivalent at the time) (i) is not paid at final maturity, upon required repurchase, upon redemption or when otherwise due (except upon acceleration that does not result from such a failure to pay) or (ii) is accelerated or otherwise is declared due and payable, unless, in the case of this clause (ii), such indebtedness is discharged or the acceleration is cured, waived or rescinded within 30 days of the date on which such indebtedness was accelerated or was declared due and payable;

Execution Version

(h)               the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company), fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $5.0 million, provided that, no Event of Default will be deemed to occur under this clause (h) if such judgments are paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due;

(j)                an involuntary case or other proceeding is commenced against the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or

(k)               any Collateral Document or any Lien granted thereunder with respect to any portion of the Collateral (except (i) in accordance with its terms or (ii) with respect to immaterial assets), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Company or any Grantor Subsidiary party thereto, or the Company, any Grantor Subsidiary or any other Person shall contest in writing such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Indenture Document, any Lien on the Collateral (except with respect to immaterial assets) shall cease to be a perfected Lien (other than as a result of the Collateral Agent’s failure to take any action within its control).

Section 6.02        Acceleration; Rescission and Annulment.

(a)               If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

(b)               Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

Execution Version

(i)              the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee its compensation and reimburse the Trustee for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii)             rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)            any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of at least majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal (including the Fundamental Change Purchase Price) of, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (except for any Default or Event of Default arising from (x) the Company’s failure to pay principal (including the Fundamental Change Purchase Price) of, or any interest on, any Notes), (y) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (z) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.03        Additional Interest.

(a)           Notwithstanding Section 6.02, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 (such Event of Default, a “Reporting Event of Default”), will, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes then Outstanding commencing on the date on which such a Reporting Event of Default first occurs and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 90th day following the occurrence of such Reporting Event of Default and (ii) 0.50% per annum of the principal amount of such tranche of Notes outstanding commencing on the 91st day following the occurrence of such Reporting Event of Default (if such Reporting Event of Default is continuing on such 91st day) and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 180th day following the occurrence of such Reporting Event of Default, in each case payable in the same manner and on the same dates as the stated interest payable on the Notes.

Execution Version

(b)               If the Reporting Event of Default is continuing on the 181st day after the date on which such Reporting Event of Default occurred, the Notes will be subject to acceleration as provided in Section 6.02(a).

(c)               In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice of such election or to pay the Additional Interest when due, the Notes will be immediately subject to acceleration by declaration of the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding as provided in Section 6.02. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d)               In no event shall Additional Interest accruing pursuant to Sections 6.03(a) and 6.03(c) accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to Sections 6.03(a) and 6.03(c) together with any Additional Interest pursuant to Section 5.08) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations. Such Additional Interest will be payable in kind in the same manner and on the same dates as the stated interest payable on the Notes.

Section 6.04        Waiver of Past Defaults.

Subject to Section 6.02(b), the Holders of at least majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.05        Control by Majority.

The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder.

Execution Version

Section 6.06        Limitation on Suits.

Subject to Section 6.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or with respect to the Notes unless:

(a)               the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b)               the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee;

(c)               the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d)               the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 6.07        Rights of Holders to Receive Payment and to Convert.

Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or any accrued and unpaid interest on, any Note, on or after the applicable due date or the right to convert the Note or to receive the Settlement Amounts due upon conversion in accordance with Article 4, and such right to receive any such payment or delivery, as the case may be, on or after the applicable due dates shall not be impaired or affected without the consent of such Holder. Payments of the Fundamental Change Purchase Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Section 6.08        Collection of Indebtedness; Suit for Enforcement by Trustee.

If an Event of Default specified in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Purchase Price for and the Settlement Amounts due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.06.

Section 6.09        Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Execution Version

Section 6.10        Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11        Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12        Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13        Delay or Omission Not a Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Execution Version

Section 6.14        Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or property in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, the Fundamental Change Purchase Price for and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder (at the Company's cost and expense) a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.15        Undertaking for Costs.

All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Purchase Price) of, or any interest on, any Note on or after the applicable due date expressed or provided for in this Indenture, (iv) any suit for the enforcement of the right to convert any Note or to receive the Settlement Amounts due upon conversion of any Note in accordance with the provisions of Article 4, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.16        Waiver of Stay, Extension and Usury Laws.

The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Execution Version

Section 6.17        Notices from the Trustee.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must send notice of such Default to each Holder within 90 days after such Event of Default has occurred. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or of a Default in the payment or delivery of the Settlement Amounts due upon conversion of any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Article 7
SATISFACTION AND DISCHARGE

Section 7.01        Discharge of Liability on Notes.

When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company or any Subsidiary Guarantor shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company or any Subsidiary Guarantor shall have paid or caused to be paid all other sums payable hereunder by the Company and any Subsidiary Guarantor, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee, including the reasonable fees and expenses of its counsel, and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes.

Section 7.02        Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Execution Version

Section 7.03        Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04        Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holders shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05        Reinstatement.

If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

Article 8
SUPPLEMENTAL INDENTURES

Section 8.01        Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company (when authorized by a Board Resolution), any Subsidiary Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency in this Indenture, the Subsidiary Guarantees or the Notes;

(b)           to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(c)           to add guarantees or guarantors, including additional Subsidiary Guarantors, with respect to the Notes;

(d)           to provide for the issuance of PIK Interest or the increase of the principal amount of any Global Notes to make PIK Payments in accordance with the terms of this Indenture;

Execution Version

(e)           to add to the Company’s or a Subsidiary Guarantor’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture or Subsidiary Guarantee;

(f)            to make any change that does not adversely affect the rights of any Holder; or

(g)           upon the occurrence of an event described in Section 4.07(a), solely (i) to provide that such Notes are convertible into Reference Property, subject to the provisions in Sections 4.03 and 4.07, and (ii) to effect the related changes to the terms of such Notes under Section 4.07.

Section 8.02        Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company, any Subsidiary Guarantor and the Trustee may amend the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or Subsidiary Guarantees or of modifying in any manner the rights of the Holders under this Indenture, and the Holder of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)           change the stated Maturity Date of the principal of or any interest on the Notes;

(b)           reduce the principal amount of or interest on the Notes;

(c)           reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d)           change the place or currency of payment of principal of or interest on any Note;

(e)           impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(f)            modify the provisions with respect to the purchase rights of Holders as described in Section 3.01 in a manner adverse to Holders or the provisions with respect to redemption rights of the Company as described under Article 10;

(g)           modify the ranking provisions of this Indenture;

(h)           modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes;

(i)            make any change that impairs or adversely affects the right of Holders to convert their Notes; or

(j)            make any change to the provisions of this Article 8 which require each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Outstanding Notes.

Execution Version

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 8.03        Notice of Amendment or Supplement.

After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Article 9
SUCCESSOR COMPANY

Section 9.01        Company May Consolidate, Etc. on Certain Terms.

Subject to the provisions of Section 9.03, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a)           the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia and the Successor Company expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c)           all other conditions specified in this Article 9 are met.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture.

Execution Version

Section 9.02        Successor Corporation to Be Substituted.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price), if any, and accrued and unpaid interest, if any, on all of the Notes, the due and punctual payment or delivery of any Settlement Amount due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a sale, assignment, conveyance, transfer, lease or other disposition to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Settlement Amount, in accordance with Section 4.03, but subject to adjustment (if any) in accordance with Section 4.06. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03        Officer’s Certificate and Opinion of Counsel to Be Given to Trustee.

In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture and an Opinion of Counsel stating that any such supplemental indenture is the valid, binding and enforceable obligation of the Successor Company.

Article 10
NO REDEMPTION

Section 10.01    No Redemption.

The Company shall not be permitted to redeem the Notes prior to March 30, 2023, and no sinking fund is provided for the Notes.

Execution Version

Article 11
THE TRUSTEE

Section 11.01    Duties and Responsibilities of Trustee.

(a)           The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent person would use in the conduct of his or her own affairs.

(b)           Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)              this subsection (c) does not limit the effect of this Section 11.01;

(ii)             the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)           Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01.

(e)               The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

Execution Version

(f)            If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g)           None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02    Rights of the Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)           Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(c)           The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(d)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(f)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g)           The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Execution Version

(h)           In no event shall the Trustee be responsible or liable for special, indirect, consequential, incidental or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)            The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)          The Trustee and the Collateral Agent are expressly authorized to execute and deliver the Subordination Agreement in their capacities as such.

(n)           The permissive authorizations, entitlements, powers and rights granted to the Trustee in this Indenture shall not be construed as duties.

Section 11.03    Trustee’s Disclaimer.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Section 11.04    Trustee or Agents May Own Notes.

The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent.

Section 11.05    Monies to be Held in Trust.

Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Execution Version

Section 11.06    Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.

The Company also covenants to indemnify each of the Trustee and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, action, suit, claim, damage, cost or expense incurred without gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The obligations of the Company under this Section 11.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a first lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 11.06 shall survive the payment of the Notes, the satisfaction and discharge of this Indenture and/or the resignation or removal of the Trustee and the Collateral Agent.

When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(i) and 6.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.07    Officer’s Certificate as Evidence.

Subject to Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Execution Version

Section 11.08    Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.09    Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 11.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.10    Resignation or Removal of Trustee.

(a)               The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                  In case at any time any of the following shall occur:

(i)              the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii)             the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)            the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

Execution Version

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)             The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)             Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.11.

Section 11.11    Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 11.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.06.

No successor trustee shall accept appointment as provided in this Section 11.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.08 and be eligible under the provisions of Section 11.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.11, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 13.08(c). If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Execution Version

Section 11.12    Succession by Merger, Etc.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.08 and eligible under the provisions of Section 11.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.13    Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.14    Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Execution Version

Article 12
SUBSIDIARY GUARANTEES

Section 12.01    Subsidiary Guarantees.

(a)         Subject to this Article 12, each of the Subsidiary Guarantors, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis (or, with respect to each Subsidiary Guarantor that is a Grantor Subsidiary, a senior secured basis), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at the stated Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)         The Subsidiary Guarantors agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Subject to Section 6.06, each Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Nine for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall have the right to seek contribution from any non-paying Subsidiary Guarantor, in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP as in effect from time to time, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Execution Version

(e)          In respect to its obligations under its Subsidiary Guarantee, each Subsidiary Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 6.16.

Section 12.02    Luxembourg Subsidiary.

(a)          The guarantee granted by a Subsidiary Guarantor which is incorporated and established in Luxembourg (the “Luxembourg Subsidiary Guarantor”) under this Article 12 shall be limited at any time to an aggregate amount not exceeding the greater of:

(i)              ninety-five per cent (95%) of the amount equal to the sum of the Luxembourg Subsidiary Guarantor’s capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended, and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and the content of the presentation of the balance sheet and profit and loss account (the “Net Assets”)) and its debts which are subordinated in right of payment (whether generally or specifically) to any claim of any Holder of a Note under any of the Notes (including, for the avoidance of doubt, the amount of any Intra-Group Liabilities) (the “Subordinated Debts”), as reflected in the financial information of the Luxembourg Subsidiary Guarantor available as at the date of this Indenture, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (conseil de gérance); and

(ii)              ninety-five per cent (95%) of the amount equal to the Luxembourg Subsidiary Guarantor’s Net Assets and its Subordinated Liabilities, as reflected in the financial information of the Luxembourg Subsidiary Guarantor available as at the date the guarantee is called, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (conseil de gérance).

(b)           For this purpose, “Intra-Group Liabilities” shall mean any amounts owed by the Luxembourg Subsidiary Guarantor to any other member of the group and that have not been financed (directly or indirectly) by any amount made available under the Notes.

(c)           Should the financial information referred to in clause (i) and (ii) above not be available on the date of this Indenture or on the date the guarantee is called, as the case may be, such financial information will be determined by the Trustee or any other person designated by the Trustee, acting reasonably, in accordance with the Luxembourg accounting principles applicable to the Luxembourg Subsidiary Guarantor and at the cost of the Luxembourg Subsidiary Guarantor.

(d)           The limitation set forth in paragraph (a) above shall not apply to any amounts (i) due under the Notes by an entity which is a direct or indirect subsidiary of the Luxembourg Subsidiary Guarantor nor (ii) due under any Notes and which have been on-lent or made available, in any form whatsoever, to the Luxembourg Subsidiary Guarantor or any of its direct or indirect Subsidiaries.

Execution Version

(e)           Notwithstanding anything to the contrary, the Luxembourg Subsidiary Guarantor does not guarantee any amounts due under the Notes if and to the extent the granting of a guarantee for such amounts would constitute an unlawful financial assistance violating, to the extent applicable, article 1500-7 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended.

Section 12.03    Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Article 12, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. The obligations of the Estonian Subsidiary Guarantor under this Indenture shall not apply or extend to, and no guarantee granted by the Estonian Subsidiary Guarantor shall secure any liability to the extent undertaking such guarantee, indemnity or other obligations by the Estonian Subsidiary Guarantor would contravene or would not be in full compliance with the mandatory provisions of the Estonian Commercial Code (in Estonian: äriseadustik) regarding unlawful financial assistance (including prohibited guarantees).

Section 12.04    Execution and Delivery of Notation of Guarantee.

(a)          To evidence its Subsidiary Guarantee set forth in Section 12.01, with respect to the Notes issued on the Issue Date, a Subsidiary Guarantor shall execute a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D hereto endorsed by an Officer of such Subsidiary Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee.

(b)          Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

(c)           If an Officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notation of Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

(d)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 12.04. Releases of Subsidiary Guarantors.

A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

Execution Version

(a)             in the event that a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Company or a Subsidiary of the Company, or upon its liquidation or dissolution; or

(b)             upon a satisfaction and discharge of the Notes in accordance with Article 7.

Article 13
COLLATERAL AND SECURITY

Section 13.01    Collateral and Security.

The Obligations will be secured by a perfected Lien on the Collateral, as provided in the Security Documents, subject to Permitted Liens and the Subordination Agreement. Under the terms of the Subordination Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied in the order of priority set forth in Section 13.05.

Section 13.02    Security Documents.

In order to secure the Obligations, the Company and the Grantor Subsidiaries have entered into and delivered to the Collateral Agent the Security Agreements and the other Security Documents, in each case, to which they are a party, to create the Liens on the Collateral securing their respective Obligations. In the event of a conflict between the terms of this Indenture and the Security Documents in regards to the Collateral, the Security Documents shall control. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs each of the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. On or before the date that is sixty (60) days after the Initial Issue Date, the Company shall deliver or cause to be delivered to the Collateral Agent duly executed mortgage documents with respect to the Company-owned facility in New Jersey.

Section 13.03    Authorization of Actions to Be Taken.

(a)       Each Holder of Notes, by its acceptance thereof, hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Security Documents and each Holder by acceptance of the Notes consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents, and irrevocably authorizes and empowers the Collateral Agent to perform its obligations and duties, exercise its rights and powers and take any action permitted or required thereunder that are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders all Liens on the Collateral created by the Security Documents for their benefit.

Execution Version

(b)       Subject to the provisions of the applicable Security Documents and the Subordination Agreement and to the last sentence of this Section 13.03(b), the Trustee and each Holder, by acceptance of any Notes, agrees that (x) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to preserve its interest and the interest of the Holders in the Collateral or the Secured Parties’ rights under the Security Documents and (y) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Obligations and/or to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Indenture Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Subordination Agreement, if applicable. In the absence of such written consent from the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding, the Collateral Agent shall not be required to take any such actions. Until the Notes and the other Obligations are discharged in full or are otherwise no longer outstanding (other than Contingent Liabilities), all remedies and Enforcement Actions in respect of the Collateral and any foreclosure actions in respect of any Liens on the Collateral, and all actions, undertakings or consents by the Collateral Agent in respect of the Collateral, in each case, shall be undertaken solely at the instruction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding and subject to the Subordination Agreement.

Section 13.04    Release of Collateral.

(a)       The Liens securing the Obligations on the applicable Collateral shall be automatically terminated and released without further action by any party (other than satisfaction of any requirements in the Security Documents, if any), in whole or in part: (i) upon any disposition of all or any portion of Collateral (other than a disposition to the Company or any Grantor Subsidiary); (ii) upon discharge of this Indenture and the other Indenture Documents in accordance with Article 7; (iii) at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding; or (iv) if the Collateral is owned by a Grantor Subsidiary, upon release of such Grantor Subsidiary in its capacity as a Subsidiary Guarantor from the Obligations in accordance with the provisions hereof.

(b)       Without the necessity of any consent of or notice to the Trustee or any Holder of the Notes, the Company or any Grantor Subsidiary may request and instruct the Collateral Agent to, on behalf of each Holder of Notes, (i) execute and deliver to any Company Indenture Party, as the case may be, for the benefit of any Person, such release documents as may be reasonably requested, of all Liens held by the Collateral Agent in any Collateral securing the Obligations, and (ii) deliver any such assets in the possession of the Collateral Agent to any Company Indenture Party, as the case may be; and Collateral Agent shall promptly take such actions provided that any such release complies with and is expressly permitted in accordance with the terms of this Indenture, the Subordination Agreement and the Security Documents and is accompanied by an Officer’s Certificate and Opinion of Counsel to such effect, on which Officer’s Certificate and Opinion of Counsel the Collateral Agent shall be permitted to rely.

(c)       The release of any Collateral from the Liens securing the Obligations or the release of, in whole or in part, the Liens securing the Obligations created by any of the Security Document will not be deemed to impair the Liens securing the Obligations in contravention of the provisions hereof if and to the extent the Collateral or the Liens securing the Obligations are released pursuant to the terms of this Indenture and the applicable Security Documents. Each of the Holders of the Notes acknowledges that a release of Collateral or Liens securing the Obligations strictly in accordance with the terms of this Indenture, the Subordination Agreement and the Security Documents will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture.

Execution Version

Section 13.05    Application of Proceeds of Collateral.

(a)       Upon any realization upon the Collateral from the exercise of any rights or remedies under any Security Document or any other agreement with the Company or any Grantor Subsidiary which secures any of the Obligations, the proceeds thereof shall be applied in accordance with Section 6.14 of this Indenture.

(b)       Each of the Collateral Agent and the Trustee is authorized and empowered to receive any funds collected or distributed under the Subordination Agreement and the Security Documents and to apply according to the provisions of this Indenture, subject to the Subordination Agreement.

Section 13.06    Collateral Agent.

(a)      Subject to the provisions of Section 11.01 as to the Trustee only, neither the Trustee, nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so; except, in the case of the Collateral Agent, to the extent such action or omission constitutes gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal) on the part of the Collateral Agent, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (iv) for the legality, enforceability, effectiveness or sufficiency of the Subordination Agreement, or any subordination agreement or other similar agreement entered into in connection with this Indenture.

(b)      The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Article 11, are extended to the Collateral Agent, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 13.06 with respect to the Collateral Agent, except that the Collateral Agent shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal). In acting under any Security Document or the Subordination Agreement, the Collateral Agent shall enjoy the rights, privileges, protections, immunities and benefits that are extended to the Collateral Agent hereunder.

(c)       The Collateral Agent will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Indenture, the other Collateral Documents to which the Collateral Agent is a party and the Subordination Agreement. The use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Security Document at the request, order or direction of the Holders pursuant to the provisions of this Indenture or any Security Document, unless such representative or other party shall have furnished to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the fees, costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby. The permissive authorizations, entitlements, powers and rights granted to the Collateral Agent in this Indenture and the Security Documents shall not be construed as duties. Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute actual or constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein.

Execution Version

(d)       Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. In addition, the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. If, at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding, the Trustee or Collateral Agent files or records any Security Documents or any related UCC financing statement or other similar documents, such filing or recording by the Trustee or Collateral Agent at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding shall be deemed done by Trustee or Collateral Agent without representation or warranty by the Trustee or the Collateral Agent (and the Trustee and the Collateral Agent disclaim any representation or warranty as to the validity, effectiveness, priority, perfection or otherwise). The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(e)       The Collateral Agent shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Indenture Document by the Company or any Company Indenture Party or any other Person that is a party thereto or bound thereby.

(f)        The Collateral Agent shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Agent is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. If the Collateral Agent in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Execution Version

(g)       The Collateral Agent may resign or be replaced in accordance with the procedures set forth in Section 11.10 hereof, except that references to the Trustee in such section shall be deemed to be references to the Collateral Agent for this purpose. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

(h)       At all times when the Person serving as Trustee is not itself also serving as the Collateral Agent, the Company shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

Section 13.07    Trust Indenture Act; Opinion of Counsel; Certificates of the Company.

The Company and the Grantor Subsidiaries shall furnish to the Collateral Trustee and the Trustee at least thirty (30) days prior to each anniversary of the Initial Issue Date, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, (A) action has been taken with respect to the filing of record by each applicable Company Indenture Party all UCC financing statements, continuation statements or amendments as is necessary to maintain the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, continuation statements and financing statement amendments have been filed of record that are necessary as of such date and during the succeeding 18 months fully to preserve and perfect the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and such Opinion of Counsel may contain customary qualifications and exceptions and may rely on an Officer’s Certificate (as to factual matters only); provided that if there is a required filing of a continuation statement or other instrument within such 18 month period and such continuation statement or amendment is not effective if filed at the time of the Opinion of Counsel, such Opinion of Counsel may so state that and in that case the Company Indenture Parties shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing the Obligations.

Article 14
MISCELLANEOUS

Section 14.01    Effect on Successors and Assigns.

All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 14.02    Governing Law.

This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). For the avoidance of doubt, the application of the provisions of articles 470-1 to 470-19 (included) of the Luxembourg law of August 10, 1915, on commercial companies, as amended, is excluded.

Execution Version

Section 14.03    Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.04    Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.05    Calculations.

Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes. Except as otherwise expressly provided in this Indenture, the Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of any Fundamental Change Purchase Price, the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes, and Additional Interest payable on the Notes, the Conversion Rate, the Settlement Amount and the amount of Additional Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

For the avoidance of doubt, unless the context requires otherwise, all references in this Indenture to an amount calculated per $1,000 of principal amount of Notes shall be appropriately and proportionately adjusted with respect to any Notes with a principal amount that is not an integral multiple of $1,000 (and is instead an integral multiple of $1.00).

Section 14.06    Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words "execution," "signed," "signature," and words of similar import in this Indenture and the Notes shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee may require that electronic signatures be in a particular form or format.

Execution Version

Section 14.07    Notices.

(a)         Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format as follows:

(i)               if to the Trustee by or the Collateral Agent any Holder or by the Company, at its Corporate Trust Office;

(ii)              if to the Company or any Subsidiary Guarantor by the Trustee or by any Holder, at the address of its principal office at Teligent, Inc., 105 Lincoln Avenue, Buena, NJ 08310, Attention: Timothy B. Sawyer, with a copy to K&L Gates LLP, 599 Lexington Avenue, New York City, New York 10022, Attention: Whitney J. Smith, and to K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, Attention: Sean M. Jones.

(b)           The Company, the Subsidiary Guarantors or the Trustee, by notice given to the other in the manner provided in this Section 13.08, may designate additional or different addresses for subsequent notices or communications.

(c)            Notices to Holders will be sent to the address of each Holder as it appears in the Register. Notices will be deemed to have been given on the date of mailing or electronic transmission to such Holder. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf. With respect to Global Notes, notice shall be sufficiently given if given to the Depositary for the Notes (or its designee), pursuant to customary procedures of such Depositary (and the Company will make any notices the Company is required to give to Holders available on the Company’s website).

(d)            Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

(e)             In respect of this Indenture, the Trustee, in each of its capacities, including without limitation as the Trustee, Registrar, Paying Agent and Conversion Agent, shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Execution Version

Section 14.08    No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or Subsidiary Guarantors under the Notes, the Indenture, or the Subsidiary Guarantees or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.09    Tax Withholding.

Nothing herein shall preclude any tax withholding required by law or regulation. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

Section 14.10    Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.11    U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.12    Force Majeure.

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, earthquakes, fires, floods, strikes, work stoppages or other labor disputes, accidents, acts of war or terrorism, civil or military disturbances, riots, disasters, epidemics, pandemics or similar public health emergencies, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, including the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Execution Version

Section 14.13    Submission to Jurisdiction.

The Company hereby irrevocably consents to jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same. The Company hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 14.14    Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Teligent, Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer and President

Teligent Pharma, Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer and President

IGEN, Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer and President

Teligent OÜ

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Manager

Teligent Luxembourg S.à r.l.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Manager

Teligent Canada Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer

[Indenture]

Wilmington Trust, National Association, as Trustee

By:	/s/ Michael Wass
Name:	Michael Wass
Title:	Vice President

Wilmington Trust, National Association, as Collateral Agent

By:	/s/ Michael Wass
Name:	Michael Wass
Title:	Vice President

[Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[For all Notes, include the following legend (the “Non-Affiliate Legend”):]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[For all Notes that are Restricted Notes, include the following legend (the “Restricted Notes Legend”):]

[THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES FOR THE BENEFIT OF TELIGENT, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[For all Notes, include the following legend:]

[ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE SUBORDINATION AGREEMENT DATED AS OF JULY 20, 2020 (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG ACF FINCO I LP, AS FIRST LIEN AGENT, ARES CAPITAL CORPORATION, AS SECOND LIEN AGENT AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SUBORDINATED AGENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.]

Teligent, Inc.

9.5% Series C Senior Secured Convertible Notes due 2023

No.: [        ]

CUSIP:              [_____]

Principal
Amount $         [    ]

[For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

Teligent, Inc., a Delaware corporation (the “Company”), promises to pay to [ ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on March 30, 2023 (the “Maturity Date”).

Interest Payment Dates: March 1 and September 1, commencing on September 1, 2020.

Regular Record Dates: February 15 and August 15.

Additional provisions of this Security are set forth on the other side of this Note.

IN WITNESS WHEREOF, Teligent, Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Teligent, Inc.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

Teligent, Inc.

9.5% Series C Senior Secured Convertible Notes due 2023

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of July 20, 2020 by and among the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as trustee, herein called the “Trustee,” and as Collateral Agent herein referred to as the “Collateral Agent”, reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Company shall pay all interest due on this Note in kind on the then outstanding principal amount of this Note by [For Global Notes, include the following: increasing the principal amount of this Note, rounded up to the nearest whole dollar][For Physical Notes, include the following: issuing to the Holder an additional Physical Note, the principal amount of which shall be rounded up to the nearest whole dollar].

This Note does not benefit from a sinking fund. This Note is not subject to redemption prior to March 30, 2023.

The Notes are secured, on a senior secured basis, by the Collateral pursuant to the Security Documents referred to in the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1.00 or an integral multiple of $1.00 on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note converted equals $1.00 or an integral multiple of $1.00 into cash, a number of shares of Common Stock or a combination thereof determined in accordance with Article 4 of the Indenture and subject to adjustment as set forth therein.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the U.S. that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price with respect to and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price, if applicable), premium, interest on and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in minimum denominations of $1.00 and integral multiples of $1.00. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Teligent, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1.00 or an integral multiple of $1.00 in excess thereof) below designated, into cash, a number of shares of Common Stock or a combination thereof in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):

$

Dated: _________

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address

(including zip code)

(Social Security or other Taxpayer

Identifying Number)

Dated: _________

Signature(s)
(Sign exactly as such Person’s name appears above)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Teligent, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a Fundamental Change Company Notice from Teligent, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1.00 or an integral multiple of $1.00 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated: _________

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received, hereby sell(s), assign(s) and transfer(s) unto___________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date for such Note, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Teligent, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐	To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

[TO BE SIGNED BY PURCHASER IF THE SECOND, THIRD OR FOURTH BOX ABOVE IS CHECKED]

[Include if the second, third or fourth box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of Teligent, Inc.]

[Include if the third box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date: _____________________________    Signed: _____________________________ ]

Unless one of the above boxes is checked, the Trustee and Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that, if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which

is a member of one of the following recognized signature

Guarantee Programs: (i) The Notes Transfer Agent

Medallion Program (STAMP); (ii) The New York Stock

Exchange Medallion Program (MNSP); (iii) The Stock

Exchange Medallion Program (SEMP) or (iv) another

guarantee program acceptable to the Trustee)

ATTACHMENT 4

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE
Initial Principal Amount of Global Note: $0

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[date]

[NAME OF OFFICER], the [TITLE] of Teligent, Inc., a Delaware corporation (the “Company”) does hereby certify, in connection with the occurrence of the Free Trade Date on [date] in respect of $[add principal amount] of the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (CUSIP: [_____]) (the “Notes”) pursuant to the terms of the Indenture, dated as of July 20, 2020 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association (the “Trustee”), that:

1.	The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2.	The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3.	In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein from the Notes as provided for in the Indenture have been complied with.

4.	To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture and, in the case of Global Notes, the Applicable Procedures have been complied with.

5.	The Resale Restriction Termination Date for the Notes is the date of this Officer’s Certificate. The Company is satisfied that the Notes are not subject to the restrictions set forth in the Restricted Notes Legend and Section 2.07 of the Indenture.

In accordance with Section 2.08 of the Indenture, the Company hereby advises you as follows:

1.	The Restricted Notes Legend set forth on the Notes shall be deemed removed from the Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2.	The restricted CUSIP number for the Notes shall be deemed removed from the Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be [______], in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

IN WITNESS WHEREOF, the undersigned signed this Officer’s Certificate as of the date written above.

Teligent, Inc.

By:
Name:
Title:

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF TELIGENT, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) (X) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 9.5% SERIES C SENIOR SECURED CONVERTIBLE NOTES DUE 2023 OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE COMPANY’S 9.5% SERIES C SENIOR SECURED CONVERTIBLE NOTES DUE 2023 THAT THE RESTRICTIONS DESCRIBED IN THE LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE COMPANY’S 9.5% SERIES C SENIOR SECURED CONVERTIBLE NOTES DUE 2023, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE SHARES OF COMMON STOCK UNDERLYING THE COMPANY’S 9.5% SERIES C SENIOR SECURED CONVERTIBLE NOTES DUE 2023, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER AGENT WILL NOT BE REQUIRED TO ACCEPT FOR REGISTRATION OF TRANSFER ANY SECURITIES ACQUIRED BY A PURCHASER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT THAT THE RESTRICTIONS SET FORTH HEREIN HAVE BEEN COMPLIED WITH. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of July 20, 2020 (as supplemented or amended, the “Indenture”), among Teligent, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at the stated Maturity Date, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the stated Maturity Date, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[__________________________]

By:
Name:
Title:

Dated:

EXHIBIT E

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of [date], by and among Teligent, Inc. (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (each, an “Existing Guarantor”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (as supplemented or amended, the “Indenture”), dated as of July 20, 2020, providing for the issuance of the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (the “Notes”);

WHEREAS, Section 8.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)       Guarantee. Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article 12 of the Indenture, such Article 12 being incorporated by reference herein as if set forth at length herein and such New Guarantor agrees to be bound as a Subsidiary Guarantor under the Indenture as if it had been an initial signatory thereto; provided, however that the New Guarantor can be released from its Guarantee to the same extent as any other Subsidiary Guarantor under the Indenture.

(3)       Governing Law. This Guarantor Supplemental Indenture, and any claim, controversy or dispute arising under or related to this Guarantor Supplemental Indenture, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

(4)       Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5)       Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(6)       The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

Teligent, Inc.

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:	Authorized Signatory

SCHEDULE A

SCHEDULE B